Exhibit 99.1

Almost two weeks have passed since we filed for Chapter 11 protection under the Federal Bankruptcy Code. During that time we have received the support of our customers, vendors and employees and maintained our operations seamlessly for the benefit of our shareholders and creditors.

Among the matters to highlight:

•	We have maintained the support of our customers allowing us to continue to have improved capacity utilization.

•	We continue to renew contracts with customers for 2012.

•	We have secured financing for the Chapter 11 process and maintain strong cash balances.

•	We are paying our operating expenses on time while maintaining our vendor relationships and establishing new vendor relationships.

•	We are actively seeking input from our vendors to help us make our operations even more efficient.

•	Our employees have worked tirelessly to maintain our service levels during a period where we have had high capacity utilization and added work due to the Chapter 11 filing.

•	After delays caused by weather last month this week we reset our vessel schedules and by next week we will have all of our vessels back on their normal schedule.

•	We have had two court hearings and secured a number of necessary and helpful orders from the court.

•	We continue to work with creditors to work towards our exit from Chapter 11.

•	We filed our third quarter Form 10-Q and issued a release of our results for the period.

•	Our stock continues to trade on a daily basis.

We thank each of the constituencies named above and ask for your continued support as we move forward towards a stronger balance sheet and stronger company via this process.